As filed with the Securities and Exchange Commission on November
13, 1995
                                        Registration No. 33-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                         CAPITAL BANCORP
     (Exact name of registrant as specified in its charter)

            Florida                          59-2160717
 (State or Other Jurisdiction             (I.R.S. Employer
      of Incorporation or                Identification No.)
         Organization)

                      1221 Brickell Avenue
                      Miami, Florida  33131
                         (305) 536-1500
  (Address, Including Zip Code, and Telephone Number, Including
     Area Code, of Registrant's Principal Executive Offices)


                         Daniel M. Holtz
  Chairman of the Board, President and Chief Executive Officer
                         Capital Bancorp
                      1221 Brickell Avenue
                      Miami, Florida 33131
                         (305) 536-1500

    (Name, address, including zip code, and telephone number, including area code, of agent for service)


                  Copies of communications to:

 Robert L. Grossman, Esquire          Timothy E. Kish, Esquire
 Greenberg, Traurig, Hoffman,           Senior Vice President
 Lipoff, Rosen & Quentel, P.A.           and General Counsel
     1221 Brickell Avenue                  Capital Bancorp
     Miami, Florida 33131               1221 Brickell Avenue
        (305) 579-0500                     (305) 536-1500


Approximate date of commencement of proposed sale to the public:

       From time to time after this Registration Statement
                       becomes effective.


    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [  ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

[CAPTION]



                 CALCULATION OF REGISTRATION FEE

                                             Proposed
Title of Class            Amount             Maximum
of Securities to          to be              Offering Price
be Registered             Registered         Per Share (1)

Common Stock,             120,000 shares     $36.00
$1.00 par value


(continued)


Title of Class      Proposed Maximum         Amount of
of Securities to    Aggregate Offering       Registration
be Registered       Price (1)                Fee

Common Stock,       $4,320,000.00            $1,489.66
$1.00 par value




(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c), based on the average of the high and low sale prices for the Common Stock reported by the Nasdaq National Market on November 8, 1995.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.








































Information contained herein is subject to completion or amendment.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.












































PROSPECTUS

            SUBJECT TO COMPLETION, NOVEMBER 13, 1995


                         120,000 Shares

                         CAPITAL BANCORP

                          Common Stock



     This Prospectus relates to an aggregate of 120,000 shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of Capital Bancorp, a Florida corporation (the "Company"), proposed to be sold from time to time by certain shareholders of the Company (the "Selling Shareholders"). See "Selling Shareholders." The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

     The Company has been advised by the Selling Shareholders that they may from time to time sell all or a portion of the Shares offered hereby in one or more transactions in the over-the-counter market, on the National Market of the National Association of Securities Dealers Automated Quotation System, Inc. ("Nasdaq National Market") (or any exchange on which the Common Stock may then be listed), in negotiated transactions, or pursuant to a combination of such methods of sale. The Shares will be sold at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or though broker-dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders or purchasers of the Shares, or both, for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Shareholders and any participating broker-dealers may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). Neither the Company nor the Selling Shareholders can presently estimate the amount of commissions or discounts, if any, that will be paid by the Selling Shareholders in connection with their sale of the Shares from time to time.

     The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act. See "Plan of Distribution."

     The Common Stock is quoted on the Nasdaq National Market under the symbol "CBCP." On November 8, 1995, the last reported sale price of the Common Stock on the Nasdaq National Market was $36.6250 per share. As of October 31, 1995, there were 7,377,431 shares of Common Stock issued and outstanding.

     The Company will pay all of the expenses, estimated to be approximately $26,490, in connection with this offering, other than underwriting commissions and discounts and counsel fees and expenses of the Selling Shareholders. The Shares are being registered at the request of the Selling Shareholders pursuant to a stock purchase agreement entered into by the Company, its subsidiary, Capital Bank, and the Selling Shareholders with respect to the Shares.


FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN
EVALUATING AN INVESTMENT IN THE SHARES, SEE "RISK FACTORS"
BEGINNING ON PAGE 6.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



        The date of this Prospectus is November 13, 1995





























                         CAPITAL BANCORP

                        TABLE OF CONTENTS


                                                             Page


AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . .

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . .

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . .

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . .

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . .

SELLING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . .

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . .

DESCRIPTION OF COMMON STOCK. . . . . . . . . . . . . . . . . . .

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . .

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .






     No person has been authorized to give any information or to make any representations other than as contained or incorporated by reference in this Prospectus in connection with the offering made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those described in the cover page, or an offer to sell or a solicitation of an offer to buy the Shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.






                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Quotations relating to the Company's Common Stock appear on the Nasdaq National Market and reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all the information set forth in, or annexed as exhibits to, such Registration Statement, certain portions of which have been omitted pursuant to rules and regulations of the Commission. For further information with respect to the Company and the Shares, reference is hereby made to such Registration Statement, including the exhibits thereto. Copies of such Registration Statement, including exhibits, may be obtained from the aforementioned public reference facilities of the Commission upon payment of the prescribed fees, or may be examined without charge at such facilities. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission under the Exchange Act are incorporated in and made a part of this Prospectus by reference:

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1994;

     (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995 and June
          30, 1995; and

     (c)  the Company's Registration Statement on Form 8-A
          (Registration Number 0-26080) filed with the Commission on July 17, 1995, registering the
          Company's Common Stock under Section 12(g) of the
          Exchange Act.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed documents, which also are incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Company hereby undertakes to provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the information incorporated herein by reference. Exhibits to any of such documents, however, will not be provided unless such exhibits are specifically incorporated by reference into such documents. The requests should be addressed to the Company's principal executive office: Attn: Timothy E. Kish, Senior Vice President and General Counsel, 1221 Brickell Avenue, Miami, Florida 33131, telephone number (305) 536-1500.


                           THE COMPANY

     Capital Bancorp (the "Company") is a bank holding company that conducts it operations primarily through its wholly-owned banking subsidiary, Capital Bank, a Florida chartered bank ("Capital Bank"), and commercial factoring subsidiary, Capital Factors, Inc., a Florida corporation ("Capital Factors"). The Company was incorporated in Florida in April 1981 to acquire the common stock of Capital Bank, which commenced operations in 1974. Headquartered in Miami, Florida, Capital Bank operates 28 branch offices in Dade, Broward and Palm Beach counties. Capital Bank is primarily engaged in the delivery of retail banking products and services to customers and commercial and real estate lending activities. In May 1985, Capital Bank acquired 100% of the common stock of Capital Factors and in June 1994, Capital Factors completed a reorganization in which Capital Factors Holding, Inc., a Florida corporation ("Capital Factors Holding"), was formed. Capital Bank exchanged 100% of its Capital Factors common stock for 100% of Capital Factors Holding common stock. Capital Factors, which is based in Fort Lauderdale, Florida, provides commercial factoring services to manufacturers, wholesalers and service companies, primarily in South Florida, New York City, Southern California and North Carolina, and operates regional offices in Los Angeles, California, New York, New York and Charlotte, North Carolina. In addition, the Company owns approximately 4.9% of the common stock of Capital Bank, N.A., a commercial bank located in Washington, D.C.

     The primary focus of Capital Bank is to provide a wide variety of quality financial services to small and medium size businesses and general retail customers within South Florida. Capital Bank offers checking and other deposit services, makes commercial, installment and real estate loans, transmits funds, operates an international division, offers discount brokerage services and performs such other banking services as are usual and customary for banks of similar size and nature in South Florida. Additionally, Capital Bank's international division is engaged primarily in financing the import and export of goods from countries in Latin America and, to a lesser extent, countries in Europe and the Far East. The international division is also engaged in the refinancing of trade-related credits for foreign banks. Capital Factors provides factoring services to a variety of companies including textile and apparel manufacturers and manufacturers and distributors of consumer goods such as plastics, chemicals, paper, perfume and beauty aids. Capital Factors primarily purchases receivables from its clients and assumes all risks of collectibility, except for such risks resulting from fraud or invalid receivables, and from time to time makes interest-bearing advances to such clients.

     At September 30, 1995, the Company had total assets of $1.5 billion, total deposits of $965 million and shareholders' equity of $108 million. As of October 31, 1995, 7,377,431 shares of the
Company's Common Stock were issued and outstanding.

     The Company is subject to regulation by, and files annual reports with, the Board of Governors of the Federal Reserve System (the "FRB") and such additional information as the FRB requests. Capital Bank is subject to supervision and regulation by the Florida Department of Banking and Finance (the "FDBF") and the Federal Deposit Insurance Corporation (the "FDIC"). The deposits of Capital Bank are insured by the Bank Insurance Fund of the FDIC.

     The principal executive offices of the Company are located at 1221 Brickell Avenue, Miami, Florida 33131, and its telephone number is (305) 536-1500.


                          RISK FACTORS

     Before investing in the Common Stock, prospective purchasers should carefully consider the matters set forth below as well as the other information set forth in this Prospectus.

No Assurance of Financial Success

     Banking continues to be complicated by competitive, regulatory and other factors, and by adverse economic conditions. The Company's continued success will depend on Capital Bank's ability to procure funds at a cost below its earnings on assets funded therewith, on its ability to effectively manage its loans and other assets, liabilities and related income and expenses, and on the availability of capital to support its current operations and future plans. In addition, because of risks involved in the collection of receivables, no assurances can be given that the factoring activities conducted by Capital Factors will continue to be profitable. As a result of the foregoing, there can be no assurances that the Company will continue to be successful and achieve its objectives.

Competition and Changes in the Banking Industry

     The banking industry in South Florida, the Company's primary market, is highly competitive. There are many larger financial institutions that operate in this area, including subsidiary banks of statewide regional bank holding companies, finance companies, thrift institutions and foreign banks. In addition to the traditional banking institutions, there are other entities which compete in the lending market, such as insurance companies, mortgage lenders, and small loan companies. The stock market, mutual funds, and other non-federally insured investments also compete with banks for their traditional source of funds, customer deposits. Competition in the banking industry places pressure on banks to lower the rates they charge on the loans they make and to increase the rates they pay on deposits, which reduces the spread between these two rates of interest and, in turn, a bank's profitability. Banks are also pressured to reduce the fees they charge for services, further reducing profitability.

     Additionally, the financial services industry is undergoing rapid transformation. During 1995, there have been many highly-publicized consolidations of large banking groups. In addition, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act"), as well as other legislation pending in Congress, has affected and will continue to affect the banking industry. In particular, as of September 29, 1995, the Riegle-Neal Act permits adequately capitalized and managed bank holding companies to acquire control of banks in any state. Additionally, beginning on June 1, 1997, the Riegle-Neal Act will permit banks to branch across state lines, although individual states may authorize interstate branches earlier. There is also pending certain congressional legislation seeking to repeal the Glass-Steagall Act, which would permit the cross-ownership of banking and securities companies. Other pending legislation would eliminate the savings and loan industry altogether by requiring thrifts to convert into commercial banks over a period of time. Additionally, the interaction between the banking and insurance industries remains controversial.

     As a result of the foregoing factors, uncertainty exists regarding the future of banking not only in South Florida, but in the country generally. As competition in the banking industry continues to grow and alliances are formed in the financial services industry, Capital Bank's earnings may be adversely affected in the future. There can be no assurance that Capital Bank will continue to successfully compete in the South Florida market.

Asset Quality and Allowances for Loan Losses and Bad Debts

     The success of bank holding companies, such as the Company, depends to a significant extent upon the quality of their loans and other assets. The Company's ratios of non-performing loans and advances to total loans and advances and non-performing assets to total loans and advances were .82% and 1.72%, respectively, at September 30, 1995. The Company's determination of the adequacy of its allowances for loan losses and bad debts is based on an evaluation of the risk characteristics of its loan and receivables portfolios, general past loss experience, the quality of specific loans, advances and receivables, the level of non-accruing assets, the value of underlying collateral, current economic conditions, volume growth of the portfolios and other relevant factors. The Company believes that its allowances for loan losses and bad debts at September 30, 1995 were adequate. However, if delinquency levels were to increase as a result of adverse general economic conditions in the Company's markets or for any other reason, this may no longer be true. There can be no assurances that the allowances will be adequate to cover losses or that significant increases to the allowances will not be required in the future if general economic conditions should decline. The need to make additional provisions for the allowance for loan losses or the allowance for bad debts could adversely affect the Company's results of operations.

Potential Impact of Changes in Interest Rates

     The Company's profitability is dependent to a large extent on its net interest income, which is the difference between its interest income on interest-earning assets, such as loans, and its interest expense on interest-bearing liabilities, such as deposits.

Financial institutions, including the Company, will continue to be affected by changes in general interest rate levels and by other economic factors. Fluctuations in interest rates are not predictable or controllable. Interest rate risk also arises from mismatches between repricing or maturity characteristics of assets and liabilities. The Company has structured its assets and liabilities in an effort to mitigate the impact of changes in interest rates, although there can be no assurances of the Company's ability to continue to achieve existing levels of net interest income.

Supervision and Regulation

     Bank holding companies and banks operate in a highly regulated environment and are subject to supervision and examination by both federal and state bank regulatory agencies. The Company is subject to the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and to regulation and supervision by the FRB. Capital Bank, as a state chartered commercial bank, is subject to the regulation and supervision of the FDIC and the FDBF.

Federal and state laws and regulations govern matters including the regulation of certain debt obligations, changes in control, maintenance of adequate capital for general business operations and the financial condition of a financial institution, permissible types, amounts and terms of loans and investments, the level of reserves against deposits, restrictions on dividend payments, establishment and closing of branch offices, and the maximum rate of interest that may be charged. The FRB possesses cease and desist powers over bank holding companies to prevent or remedy unsafe or unsound practices or violations of law. The FDBF and FDIC have similar enforcement powers with respect to Florida-chartered banks. These and other restrictions limit the manner in which the Company and Capital Bank may conduct business and obtain financing. Furthermore, the commercial banking business is affected not only by general economic conditions, but also by the monetary policies of the FRB. Changes in monetary or legislative policies may affect the interest rates Capital Bank offers to attract deposits and the interest rates it may charge on its loans.

These monetary policies have had, and are expected to continue to have, significant effects on the operating results of commercial banks, including Capital Bank.

Pending Litigation

     On February 8, 1995, certain shareholders of the Company commenced a derivative action against, among others, the Company, Daniel M. Holtz, the Chairman of the Board, President and Chief Executive Officer of the Company, Fana Holtz, the Vice Chairman of the Board, Javier Holtz, a director of Capital Bank, and Abel Holtz, the former chairman of the Board, which complaint was subsequently amended (the "Derivative Action"). Through the Derivative Action, the plaintiffs have alleged that the defendants engaged in a series of illegal activities causing harm to the Company and Capital Bank, including the settlement of a sexual harassment claim, the payment of excessive compensation and separation payments and the misappropriation of Capital Bank funds for personal uses. The plaintiffs have also alleged that such individuals engaged in a series of activities designed to improperly increase or maintain their interest in, and control of, the Company, including the unlawful use of proxies, the prevention of investigations and shareholder meetings, the unlawful alteration of the composition of the Company's Board of Directors and the failure to obtain approval for a change in control. The Board of Directors of the Company established an independent committee to investigate the allegations contained in the Derivative Action and to hire independent legal counsel. Thereafter, the plaintiffs alleged that the independent committee appointed by the Board to investigate the allegations of the shareholders in the Derivative Action is not independent because members were invalidly elected by the Board and because such members knew or should have known about the alleged illegal proxy solicitation and alleged fraudulent actions by the other defendants. The plaintiffs are seeking, on behalf of the Company, monetary damages, certain injunctive relief and the return of certain shares from the defendants other than the Company.

     Also on February 8, 1995, a shareholder of the Company commenced an action against, among others, the Company, Daniel M. Holtz, Fana Holtz and Abel Holtz, alleging that the defendants, other than the Company, breached fiduciary duties owed to him by, among other things, improperly using proxies to vote shares of the Company to engage in improper activity or to promote their personal interest to the detriment of the plaintiff. In support of the complaint, the plaintiff has asserted many of the same allegations contained in the Derivative Action. Thereafter, the plaintiff filed an amended complaint pursuant to which an additional plaintiff was added and all the existing and certain former directors of the Company were added as defendants. The amended complaint alleges that certain of the defendants unlawfully solicited proxies for a shareholders' meeting and that the actions taken at this meeting, including the reduction in the size of the Board, were invalid. The amended complaint also sought a court order directing the Company to hold a shareholders' meeting on or before May 28, 1995, to elect a board of directors. Through the amended complaint, the plaintiffs are seeking monetary damages and the termination of certain proxies and injunctive relief. The plaintiffs have not indicated that they are seeking any relief from the Company.

     The Company does not believe that the outcome of the foregoing litigations will have a material adverse effect on the Company's financial condition or results of operations.

Voting Control and Control Application

     As of August 31, 1995, Daniel Holtz, Chairman of the Board, President and Chief Executive Officer of the Company, Fana Holtz, the Vice Chairman of the Board, and Javier Holtz, a director of Capital Bank, owned and/or had the power to vote, approximately 7%, 42% and 3% (52% in the aggregate), respectively, of the Company's Common Stock (including shares of Common Stock subject to options exercisable by such individuals within 60 days), none of which shares are being offered for sale hereunder. As a result of discussions with the FDBF, Fana Holtz, Daniel Holtz and Javier Holtz have advised the Company that they, both individually and as a group, have voluntarily filed an application to acquire and maintain a controlling interest in the Company. They have also advised the Company that they do not believe such an application is legally required, but that they have filed to resolve outstanding issues concerning their relationships with the Company and Capital Bank. Fana Holtz, Daniel Holtz and Javier Holtz are also having discussions with the FRB regarding these issues. The plaintiffs in the above-described litigations have recently filed a Notice of Intent to Appear and Petition for a Formal Administrative Hearing with the FDBF in connection with the disposition of the application. It cannot presently be determined what effect, if any, this action and these discussions will have on the Company.

Certain Potential Anti-Takeover Provisions; Continuing Insider
Control of the Company

     Certain provisions of the Company's Articles of Incorporation, as amended, could delay or frustrate the removal of incumbent directors and could make a merger, tender offer or proxy contest involving the Company more difficult, even if such events could be perceived as beneficial to the interests of the Company's shareholders. In particular, the Company's Articles of Incorporation provide that the affirmative vote of the holders of not less than two-thirds of the outstanding Common Stock is required for (i) the approval of any merger or consolidation of the Company with or into another company; (ii) the approval of any sale, lease or other disposition of all or substantially all of the assets of the Company; or (iii) the removal of any director, or the entire Board of Directors, with or without cause. Furthermore, certain provisions of state and federal law may also have the effect of discouraging or prohibiting a future takeover attempt in which shareholders of the Company might otherwise receive a substantial premium for their shares over then-current market prices. Current directors and executive officers of the Company and Capital Bank held approximately 60% of the total voting power of the Company's outstanding voting stock as of August 31, 1995 (not including shares of Common Stock underlying options exercisable by such individuals within 60 days). This voting control will not be impacted by the sale of the Shares by the Selling Shareholders.

Ability to Make Dividend Payments

     In the past, the Company has paid regular quarterly dividends on its Common Stock. However, because the Company's business operations are conducted primarily through Capital Bank and Capital Factors, the Company's ability to pay dividends is directly dependent on the dividends paid by Capital Bank to the Company.
The ability of Capital Bank to pay dividends is subject to its continuing profitable operations and limitations on the aggregate amount of cash dividends that it can pay. There can be no assurance that Capital Bank's future earnings will support continued dividend payments to the Company.

Limited Trading Market for Common Stock and Potential Volatility of
Stock Price

     The Company only began listing the Common Stock on Nasdaq National Market on July 27, 1995 and, therefore, there is currently a limited trading market. There can be no assurance that an active and regular trading market for the Common Stock will develop or that if developed, it will be sustained. The market price of the Common Stock could be subject to significant fluctuation in response to the Company's operating results and other factors, including the status of government regulation and factors affecting the banking industry generally.


                         USE OF PROCEEDS

     The Company will receive no proceeds from the sale of any of or all of the Shares of Common Stock being offered by the Selling Shareholders hereunder. The Company will, however, pay all of the expenses, estimated to be approximately $26,490, in connection with this offering, other than underwriting commissions and discounts and fees and expenses of counsel to the Selling Shareholders.

                      SELLING SHAREHOLDERS

     The Shares of Common Stock offered hereby are owned by the Selling Shareholders and were acquired pursuant to a Purchase Agreement, dated July 27, 1995, by and among the Company, Capital Bank and the Selling Shareholders (the "Purchase Agreement"). The Company has been advised by the Selling Shareholders that none of the Selling Shareholders, nor any of their executive officers, directors or majority shareholders, has ever held a position or office, or has had any material relationship with, the Company. The following table sets forth certain information with respect to the ownership of the Common Stock by each Selling Shareholder.



                               Number of        Number of
                                Shares           Shares
Name and Address of         Owned Prior to       Offered
Selling Shareholder            Offering          Hereby

Keefe Partners L.P.(2)         117,000           96,700
c/o Keefe Managers, Inc.
375 Park Avenue
New York, New York 10152

Rainbow Partners L.P.(3)         2,400              800
c/o Rainbow Managers, LLC
375 Park Avenue
New York, New York 10152

Keefe Offshore Fund Ltd.(4)     16,800           13,800
c/o Keefe Managers, Inc.
375 Park Avenue
New York, New York 10152

GAM Equity (No. 10) Inc.(5)     10,300            8,700
c/o Keefe Managers, Inc.
375 Park Avenue
New York, New York 10152

(continued)




                           Percent of
                            Shares of       Ownership of
                          Common Stock         Shares
Name and Address of       Held Prior to    of Common Stock
Selling Shareholder         Offering      After Offering(1)

                                          Shares  Percentage

Keefe Partners L.P.(2)         1.6%       20,300       *
c/o Keefe Managers, Inc.
375 Park Avenue
New York, New York 10152

Rainbow Partners L.P.(3)       *          1,600        *
c/o Rainbow Managers, LLC
375 Park Avenue
New York, New York 10152

Keefe Offshore Fund Ltd.(4)    *          3,000        *
c/o Keefe Managers, Inc.
375 Park Avenue
New York, New York 10152

GAM Equity (No. 10) Inc.(5)    *          1,600        *
c/o Keefe Managers, Inc.
375 Park Avenue
New York, New York 10152



*    Less than 1%.

(1) Assumes all Shares registered hereunder have been sold. Because the Selling Shareholders may sell all, some or none of their Shares, no actual estimate can be made of the aggregate number of Shares that are to be offered hereby or the number or percentage of Shares that each Selling Shareholder will own upon completion of the offering to which this Prospectus relates. The Selling Shareholders have advised the Company that additional shares of Common Stock owned by the Selling Shareholders may be sold, from time to time, through available means pursuant to applicable securities laws. The Company has also been advised that, subject to applicable securities laws, the Selling Shareholders may purchase, from time to time, additional shares of Common Stock.

(2) Keefe Partners L.P. is a Delaware limited partnership. Keefe Managers, Inc. ("Keefe Managers"), a registered investment advisor, serves as general partner and manager of such entity.

(3) Rainbow Partners L.P. is a Delaware limited partnership. Rainbow Managers, LLC ("Rainbow Managers"), a registered investment advisor, serves as general partner and manager of such entity. Rainbow Managers and Keefe Managers are under common control.

(4)  Keefe Offshore Fund Ltd. is a Cayman Islands company.  Keefe
     Managers serves as investment advisor to such entity. The sole shareholder of Keefe Managers is also the sole owner of the voting securities of such entity.

(5) GAM Equity (No. 10) Inc. is an international business company organized under the laws of the British Virgin Islands. Keefe Managers serves as investment advisor to an advisory account of such entity.




                      PLAN OF DISTRIBUTION

     The Selling Shareholders have advised the Company that they may from time to time sell all or part of the Shares in one or more transactions in the over-the-counter market, on the Nasdaq National Market (or any exchange on which the Common Stock may then be listed), in negotiated transactions, or pursuant to a combination of such methods of sale. Such shares will be sold at the market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders or purchasers of the Shares, or both, for whom they may act as agent (which compensation may be in excess of customary commissions). In connection with such sales, the Selling Shareholders and any broker-dealers or agents participating in such sales may be deemed to be underwriters as that term is defined under the Securities Act. Neither the Company nor the Selling Shareholders can presently estimate the amount of commissions or discounts, if any, that will be paid by the Selling Shareholders in connection with their sale of the Shares from time to time. In addition to sales under the Registration Statement, Shares may be sold through an applicable exemption from registration, including without limitation, pursuant to Rule 144 promulgated under the Securities Act.

     Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed broker-dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available.

     The Company will pay all of the expenses, estimated to be approximately $26,490, in connection with this offering, other than underwriting commissions and discounts and fees and expenses of counsel to the Selling Shareholders. The Company has agreed to indemnify the Selling Shareholders, their directors, officers, agents and representatives, and any underwriters, against certain liabilities, including liabilities under the Securities Act. The Selling Shareholders have also agreed to indemnify the Company, its directors, officers, agents and representatives against certain liabilities, including liabilities under the Securities Act. The Shares are being registered at the request of the Selling Shareholders pursuant to the Purchase Agreement. The Company will not receive any of the proceeds from the sale of any of the Shares by the Selling Shareholders.

     The Company has been advised by the Selling Shareholders that they will comply with Rule 10b-6 promulgated under the Exchange Act, in connection with all resales of the Shares offered hereby. The Company has also been advised by the Selling Shareholders that
they had not, as of November   , 1995, entered into any arrangement
with a broker-dealer for the sale of the Shares through a block trade, special offering, exchange distribution or secondary distribution.


                   DESCRIPTION OF COMMON STOCK

     The Company's Articles of Incorporation, as amended, authorize the issuance of 20 million shares of Common Stock. The Company declared a three-for-two stock split in the form of a stock dividend for shareholders of record on June 22, 1995. As of October 31, 1995, and after giving effect to the foregoing, there were 7,377,431 shares of Common Stock issued and outstanding. Options to purchase 176,717 and 1,021,707 shares of Common Stock are outstanding under the Company's 1982 Stock Option Plan and 1992 Stock Option Plan, respectively.

     Holders of Common Stock are entitled to one vote for each share of Common Stock held of record upon all matters presented for action by shareholders. Additionally, holders of Common Stock are entitled to receive such dividends as may be declared by the Company's Board of Directors. The Board of Directors may, from time to time, declare, and the Company may pay, dividends and other distributions with respect to its outstanding shares of Common Stock in cash, property or shares of Common Stock which are legally available therefor. Upon liquidation or dissolution of the Company, all such holders are entitled to receive a pro rata portion of the assets of the Company legally available for distribution to its shareholders, if any, after the payment of all debts and liabilities of the Company.

     The Common Stock has no preemptive rights and no subscription, redemption or conversion privileges. The Common Stock does not have cumulative voting rights, which means that the holders of a plurality of the outstanding shares of Common Stock can elect all members of the Company's Board of Directors. A plurality or majority vote is also sufficient for other actions that require the vote or concurrence of shareholders. All of the outstanding shares of Common Stock are fully paid and nonassessable.

     The following table reflects the annual dividends per share of the Common Stock that have been declared and paid during 1993 and 1994, retroactively adjusted to reflect the three for two stock split in the form of a stock dividend for shareholders of record on June 22, 1995. Dividends were paid quarterly in equal amounts.

[CAPTION]



                       Year          Amount Per Share

                       1993               33 1/3

                       1994               33 1/3



     The Company anticipates that it will continue payment of regular dividends to its shareholders and has continued to pay dividends in 1995 at the same rate. There can be no assurance, however, as to the payment of such dividends in the future because such payment is dependent upon the earnings and financial condition of the Company, the need for future capital and other factors, including, without limitation, satisfaction of regulatory requirements.

     The Common Stock is listed on the Nasdaq National Market under the symbol "CBCP." The transfer agent for the Common Stock is Chemical Mellon Shareholder Services, Four Station Square, Third
Floor, Pittsburgh, Pennsylvania 15219.


                          LEGAL MATTERS

     The validity of the Shares being offered hereby is being passed upon for the Company by Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida 33131.


                             EXPERTS

     The financial statements of the Company incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.





















     No dealer, salesperson or any other person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offering made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, or an offer to sell or solicitation of an offer to buy such securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date of this Prospectus.






































                         120,000 Shares

                         CAPITAL BANCORP

                          Common Stock












                           PROSPECTUS















                        November 13, 1995





















                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

         The Company will pay all of the expenses incurred in connection with the offering described in this registration statement, other than underwriting commissions and discounts and counsel fees and expenses of counsel of the Selling Shareholders. Such expenses are estimated to be as follows:

[CAPTION]



Securities and Exchange Commission
  registration fee . . . . . . . . . . . . . . . .$ 1,490
Legal fees and expenses. . . . . . . . . . . . . . 10,000
Accounting fees and expenses . . . . . . . . . . . 10,000
Miscellaneous. . . . . . . . . . . . . . . . . . .  5,000

     Total . . . . . . . . . . . . . . . . . . . .$26,490



Item 15. Indemnification of Directors and Officers.

         The Company's Bylaws provide that, to the extent permitted by Florida law, the Company has the power to indemnify any person against whom an action is brought or threatened because that person is or was a director or officer of the Company for expenses (including attorney's fees), judgments or other amounts paid in settlement or otherwise incurred by him or her in connection with such action.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws. The effect of the foregoing is to authorize the Company to indemnify its officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         At present, there is pending litigation involving directors and officers of the Company. Indemnification may be sought by officers and directors with respect to such litigation.

         Pursuant to the Purchase Agreement filed as Exhibit 2.1 to this Registration Statement, each of the Company and the Selling Shareholders has agreed to indemnify each other and their respective directors, officers, agents and representatives (and with respect to the indemnification of the Selling Shareholders, any underwriters) against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company, pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 16. Exhibits

[CAPTION]


Exhibit
Number                             Description

  2.1 Stock Purchase Agreement, dated July 27, 1995, by and among the Registrant, Capital Bank and the Selling
           Shareholders*

  3.1      Articles of Incorporation, as amended(1)

  3.2      Amended and Restated Bylaws(2)

  5.1      Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
           Quentel, P.A.*

 23.1      Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
           Quentel, P.A. (contained in Exhibit 5.1 hereto).*

 23.2      Consent of Deloitte & Touche LLP.*

 24.1      Power of Attorney (contained on signature page)



*  Filed herewith.

(1)   Incorporated by reference to Exhibit 3.1 of the Company's
      Registration Statement (Registration Number 0-26080) on Form 8-A as filed with the Securities and Exchange Commission on July 17, 1995.

(2) Incorporated by reference to Exhibit 3.2 filed with the Company's Annual Report on Form 10-K for the year ended
      December 31, 1994, filed with the Securities and Exchange
      Commission on March 31, 1995.


Item 17.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.








                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 26th day of October, 1995.


                                   CAPITAL BANCORP


                                   By:  /s/ DANIEL M. HOLTZ
                                   Daniel M. Holtz, Chairman of
                                   the Board, President and Chief
                                   Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Daniel M. Holtz and Lucious T. Harris, respectively, his or her true and lawful attorney-in-fact, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

[CAPTION]



Signature                    Title                  Date

/s/ DANIEL M. HOLTZ     Chairman of the     October 26, 1995
DANIEL M. HOLTZ      Board, President and
                    Chief Executive Officer
                 (principal executive officer)


/s/ FANA HOLTZ         Vice Chairman of     October 26, 1995
FANA HOLTZ                 the Board


/s/ LUCIOUS T. HARRIS      Treasurer        October 26, 1995
LUCIOUS T. HARRIS    (principal financial
                        and accounting
                           officer)


/s/ CRAIG L. PLATT         Director         October 26, 1995
CRAIG L. PLATT


/s/ JEFFREY H. PORTER      Director         October 26, 1995
JEFFREY H. PORTER


/s/ LEON J. SIMKINS        Director         October 31, 1995
LEON J. SIMKINS


/s/ RUSSELL W. GALBUT      Director         October 26, 1995
RUSSELL W. GALBUT


/s/ HUGH CULVERHOUSE, JR.  Director         October 26, 1995
HUGH CULVERHOUSE, JR.































                          EXHIBIT INDEX





Number                   Description                   Page

  2.1 Stock Purchase Agreement, dated July 27, 1995, by and among the Registrant, Capital Bank and the Selling Shareholders

  5.1    Opinion of Greenberg, Traurig, Hoffman, Lipoff,
         Rosen & Quentel, P.A.

 23.1    Consent of Greenberg, Traurig, Hoffman, Lipoff,
         Rosen & Quentel, P.A. (contained in Exhibit 5.1 hereto).

 23.2    Consent of Deloitte & Touche LLP.

 24.1    Power of Attorney (contained on signature page)































                           EXHIBIT 2.1






















































                    STOCK PURCHASE AGREEMENT



     This STOCK PURCHASE AGREEMENT (the "Agreement"), made and entered into as of the 27th day of July, 1995 by and between Capital Bank, a Florida banking corporation (the "Seller"), Capital
Bancorp, a bank holding company organized and existing under the laws of the State of Florida ("Bancorp"), Keefe Partners L.P., a
Delaware limited partnership, Rainbow Partners L.P., a Delaware limited partnership, Keefe Offshore Fund Ltd., a Cayman Islands company, and GAM Equity (No. 10) Inc., an international business company organized under the laws of the British Virgin Islands
(each, individually, a "Purchaser" and collectively, the "Purchasers");


                      W I T N E S S E T H:

     WHEREAS, the Seller owns 120,000 of the issued and outstanding shares (the "Shares") of common stock, par value $1.00 per share
(the "Common Stock"), of Bancorp and desires to sell all of the Shares to the Purchasers as set forth in this Agreement, and each Purchaser desires to purchase the Shares as set forth herein and on
Schedule 1.1 hereto;

     NOW, THEREFORE, in consideration of the premises and the respective mutual agreements, covenants and representations herein contained, the parties hereto hereby agree as follows:

     1.   SHARES BEING TRANSFERRED; PRICE; PAYMENT.

          1.1 SHARES BEING TRANSFERRED. The Seller hereby sells, transfers, conveys and delivers to each Purchaser, and each Purchaser hereby purchases and accepts delivery of, all of the Shares in accordance with Schedule 1.1 hereof. The Seller is delivering herewith to each Purchaser in accordance with
Schedule 1.1 the certificates representing the Shares, either duly endorsed or together with appropriate stock powers separate from the certificates, in form and substance satisfactory to the Purchaser.

          1.2 PURCHASE PRICE; PAYMENT. The aggregate purchase price being paid by the Purchasers to the Seller for the Shares simultaneously herewith is Two Million One Hundred and Thirty
Thousand Dollars ($2,130,000) (the "Purchase Price"), or $17.75 per
Share, allocated among the Purchasers as set forth on Schedule 1.1 hereto, which amount is being paid by wire transfer payable to and pursuant to the instructions of Seller.

     2. REPRESENTATIONS AND WARRANTIES OF SELLER AND BANCORP. In order to induce the Purchasers to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller and Bancorp hereby jointly and severally represent and warrant to the Purchasers, each of such representations and warranties to survive this Agreement, that:

          (a) Seller is a banking corporation duly organized, validly existing and in good standing under the laws of Florida.
Seller is an "insured bank" as defined in the Federal Deposit
Insurance Act and applicable regulations thereunder. Bancorp is a bank holding company duly organized, validly existing and in good standing under the laws of Florida. Each of Seller and Bancorp has all requisite corporate power, franchises, licenses and authority to own its properties and assets and to carry on its business as it is presently being conducted.

          (b) Each of Seller and Bancorp has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of each of Seller and Bancorp enforceable against each in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

          (c) Simultaneous to the execution of this Agreement, Seller is transferring and conveying, and each Purchaser is acquiring, good and valid title to the Shares being purchased by such Purchaser, free and clear of any and all liens, claims and/or encumbrances ("Liens") and each Purchaser shall have full and unconditional voting rights with respect to the Shares being purchased by such Purchaser. There are no outstanding options, warrants, rights, calls, subscriptions, commitments, conversion rights, plans, contracts or other agreements of any character whatsoever which provide for the purchase, issuance, sale or transfer of any of the Shares. Bancorp's Common Stock has been approved for listing on the NASDAQ National Market System.

          (d) The execution, delivery and performance of this Agreement by the Seller and Bancorp and the consummation by them of the transactions contemplated hereby, will not violate any law, ordinance, regulation, order, judgment or decree applicable to any of them, or conflict with, result in a breach of or constitute a default under the organizational or charter documents of Bancorp, or any indenture, mortgage, lease, agreement, contract or instrument to which any of the Seller or Bancorp is a party or by which any of the Seller or Bancorp or any of their respective properties may be bound, or result in or require the creation of any mortgage, lien or security interest with respect to any properties of any of the Seller or Bancorp.

          (e) None of the information in the Reports, as defined in Section 3(e) hereof, did at the time such Reports were filed with the Securities and Exchange Commission or delivered to shareholders, as applicable, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There has been no material adverse change in the business or financial condition of Bancorp since the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

     3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. In order to induce the Seller and Bancorp to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Purchasers hereby represents and warrants (with respect to itself and its participation in this transaction) to the Seller and Bancorp, each of such representations and warranties to survive the closing, that:

          (a) The Purchaser is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

          (b) The Purchaser has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The party executing this Agreement on behalf of the Purchaser is duly authorized to execute and deliver this Agreement on behalf of such Purchaser. This
Agreement constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

          (c) The execution, delivery and performance of this Agreement by the Purchaser, and the consummation by it of the transactions contemplated hereby, will not violate any law, ordinance, regulation, order, judgment or decree applicable to it, or conflict with, result in a breach of or constitute a default under the organizational or charter documents of such Purchaser, or any indenture, mortgage, lease, agreement, contract or instrument to which the Purchaser is a party or by which the Purchaser or any of its properties may be bound, or result in or require the creation of any mortgage, lien or security interest with respect to any properties of the Purchaser.

          (d) The Purchaser is an "accredited investor" and is a sophisticated investor by virtue of its education, training and/or numerous prior investments made on its own behalf or through entities which it, alone or with others, control. The Purchaser is knowledgeable and experienced in financial and business matters, especially in investments in financial institutions and which have risks similar to those which may be encountered by Bancorp. The
Purchaser is capable of evaluating the merits and risks of an investment in Bancorp.

          (e) A representative of the Purchaser has reviewed all such information as it deems necessary in making a decision to purchase the Shares, and has had an opportunity to ask such questions of and receive such information from the Seller and Bancorp as it has deemed appropriate. Among other things, the Purchaser has received and reviewed information concerning the history, activities, management, operations, financial condition, contingent liabilities and risk factors of Bancorp and its subsidiaries including, without limitation, the following reports filed by Bancorp with the Securities and Exchange Commission:

               (i)    the Corporation's Quarterly Reports on Form
                      10-Q for the quarters ended March 31, 1994, June 30, 1994, September 30, 1994 and March
                      31, 1995;

               (ii) the Corporation's Annual Report on Form 10-K for the years ended December 31, 1992, December 31, 1993 and December 31, 1994; and

               (iii)  the Corporation's 1994 Annual Report to
                      Shareholders (collectively, the "Reports").

          (f) The Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended (the
"Securities Act"), or related laws and regulations or any other applicable securities laws of any other jurisdiction (collectively, the "Securities Laws"). The Purchaser understands that, except as expressly provided herein, it has no rights whatsoever to request, and that no party is under any obligation whatsoever to furnish, a registration of the Shares under the Securities Laws.

          (g) The shares of Common Stock that the Purchaser is acquiring are being acquired solely for its account and are not being purchased with a view to, or for resale in connection with, any distribution within the meaning of the Securities Act of 1933, as amended, or any other applicable Securities Laws. The Purchaser will not resell or offer to resell any of the Shares except in compliance with all applicable Securities Laws.

          (h) The Purchaser understands that the Shares to be purchased by it are "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933, as amended, and that any certificate(s) representing the Shares will bear restrictive legends thereon or to the effect as follows:

          "The shares represented by this certificate
          (the "Shares") have been acquired without being registered under the Securities Act of 1933, as amended (the "Act"), or any other applicable securities laws, and are restricted securities as that term is defined under Rule
          144 promulgated under the Act. These Shares may not be sold, pledged, transferred, distributed or otherwise disposed of in any manner ("Transfer") unless they are registered under the Act and any applicable securities laws, or unless the request for Transfer is accompanied by a favorable opinion of counsel, reasonably satisfactory to the Issuer, stating that the Transfer will not result in a violation of the Act or any applicable securities laws."

          (i) Seller is paying all brokerage fees, commissions or finder's fees due in connection with the transactions contemplated hereby, none of which shall be the obligation of the Purchasers.


     4. INDEMNIFICATION. The parties hereto agree to indemnify and hold harmless the other parties and any of their affiliates or agents from and against all liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees) which it or they may incur by reason of any breach of the representations and warranties made herein.

     5.   REGISTRATION RIGHTS.

          (a) At any time during the period commencing one month from the date hereof and ending on the earlier of (i) the date that all Shares have been sold by the Purchasers or (ii) the earlier of the date that all Shares then held by the Purchasers are freely transferable by the Purchasers under Rule 144(k) under the Securities Act (not to exceed three years from the date hereof) or the date after the second anniversary hereof that the Shares then held by Purchasers constitute in the aggregate 1% or less of the issued and outstanding shares of Common Stock of Bancorp (the
"Registration Period"), the Purchasers shall have the right to request (a "Registration Request") by delivery of written notice to Bancorp and Seller as provided in Section 7 hereof that Bancorp effect the registration under the Securities Act, of any or all of the Shares (the Shares requested to be so registered are hereinafter referred to as the "Requested Registration Shares"), provided that such request shall cover at least 60,000 Shares, which number shall be subject to adjustment to reflect any stock dividends, stock splits, recapitalizations or other similar transactions. In such event, Bancorp shall use its best efforts to cause the Requested Registration Shares to be registered under the Securities Act and to promptly effect and comply with all such qualifications, compliances and requirements as may be necessary to permit the sale or other transfer of such Requested Registration
Shares in the manner described in such Registration Request, including, without limitation, qualifications under the applicable
Blue Sky or other state securities laws (provided, that Bancorp shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state); provided, however, that (i) Bancorp shall not be obligated to file and cause to become effective more than one registration statement in which Shares are sold pursuant to this subsection (a) (it being understood that (i) Bancorp will not withdraw any such registration statement if Purchasers exercise their rights to a piggyback registration under Section 5(e) until the Section 5(e) registration statement becomes effective or (ii) if Bancorp does withdraw the registration statement under this section after Purchasers exercise their piggyback rights prior to the effectiveness of the registration statement under Section 5(e) hereof and the Section 5(e) registration statement does not become effective, then Bancorp will file another registration statement pursuant to Section 5(a)) and (ii) Bancorp shall not be obligated to conduct a special audit of its financial statements, unless such audit shall have been requested by the Securities and Exchange
Commission, or in any other case unless the Purchasers undertake to pay the costs associated with such audit.

          (b) Bancorp will pay all expenses necessary to effect under the Securities Act any registration statements, amendments or supplements filed pursuant to this Section 5 (other than underwriters' discounts and commissions and brokerage commission and fees, if any, payable with respect to the Requested
Registration Shares or a piggyback registration pursuant to
Section 5(e), and other than legal fees incurred by the Purchasers), including, without limitation, printing expenses, fees of the Securities and Exchange Commission and the National
Association of Securities Dealers, Inc., expenses of compliance with Blue Sky and other state securities laws, and accounting and legal fees and expenses.

          (c) In connection with the filing of a registration statement pursuant hereto Bancorp shall:

               (i) notify Purchasers as to the filing thereof and of all amendments thereto filed prior to the effective date of said registration statement;

               (ii) notify Purchasers, promptly after it shall have received notice thereof, of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed;

               (iii) prepare and file promptly without expense to Purchasers any necessary amendment or supplement to such registration statement or prospectus as may be necessary to comply with section 10(a)(3) of the Securities Act or advisable in connection with the proposed distribution of Shares by Purchasers (but only during such period as Bancorp is required to keep the registration statement effective);

               (iv)   notify Purchasers of any stop order
     suspending the effectiveness of the registration statement and use its reasonable best efforts to remove such stop order;

               (v) undertake to keep said registration statement and prospectus (other than a registration statement under Section 5(e)) effective for a period not to exceed the Registration Period, as provided herein; and

               (vi) furnish to Purchasers, as soon as available, copies of any such registration statement and each preliminary or final prospectus and any supplement or amendment required to be prepared pursuant hereto, all in such quantities as Purchasers may from time to time reasonably request. Upon written request, Bancorp shall also furnish to Purchasers, without cost, one set of the exhibits to such registration statement.

          (d) Each Purchaser (severally and not jointly) agrees to pay the underwriting discounts and commissions, and transfer taxes with respect to the Shares being registered by such Purchaser pursuant to this Section 5.


          (e)  If Bancorp shall at any time during the Registration
Period and while a registration statement with respect to any of the Shares is filed with the Securities and Exchange Commission, propose to register any of its securities under the Securities Act in order to consummate a public offering of any of its securities in the form of an underwritten offering with respect to which the managing underwriter requests that none of the Purchasers sell any of the Shares during a specified period related to such offering, then each of the Purchasers agrees that, at Bancorp's request (not to exceed two times), it will not sell any of the Shares for a period commencing on the effective date of such public offering and continuing for a period of thirty days thereafter and that it will enter into a reasonable agreement evidencing the foregoing at Bancorp or such managing underwriter's request. If Bancorp requests that any of the Purchasers refrain from selling any of the Shares as provided above and such Purchaser agrees to comply, then
Bancorp shall give written notice of the proposed registration to Purchasers. If, within ten days after the giving of such notice, Purchasers shall request in writing that all or any of the Shares be included in such proposed registration, Bancorp will also register such Shares as shall have been so requested in writing by Purchasers to be registered; provided, however, that:

               (i) Bancorp shall not be required to include any of such Shares if, by reason of such inclusion, Bancorp shall be required to prepare and file a registration statement on a form promulgated by the Securities and Exchange Commission substantially different from that which Bancorp otherwise would use;

               (ii) each of the Purchasers shall agree to have the Shares being so registered sold to or by the managing underwriter on terms equivalent to the terms upon which Bancorp is selling the securities so registered;

               (iii) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, Bancorp shall determine for any reason not to register such securities, at its sole election, Bancorp may give written notice of such determination to Purchasers and thereupon shall be relieved of its obligation to register any Shares in connection with such registration. (Purchasers shall then be relieved of its obligation not to sell the Shares); and

               (iv)   if the managing underwriter in such
     underwritten offering shall advise Bancorp that it declines to include a portion or all of the Shares requested by Purchasers to be included in the registration statement, then all or the specified portion of the Shares shall be excluded from such registration statement. In such event, Bancorp shall give
     Purchasers prompt notice of the number of Shares excluded.

          (f)  (i)    Bancorp shall indemnify and hold harmless
each Purchaser and each Purchaser's directors, officers, agents and representatives, and each person, if any, who controls each
Purchaser, and each underwriter, within the meaning of the
Securities Act, who may purchase from or sell for each Purchaser any Shares, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the registration statement filed pursuant to this
Section 5, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission in
information furnished or required to be furnished in writing to
Bancorp by each Purchaser or such underwriter expressly for use therein, which indemnification shall include such person, if any, who controls any such underwriter within the meaning of the
Securities Act and each officer, director, employee and agent of such underwriter.

               (ii) Each Purchaser (severally and not jointly) shall indemnify Bancorp, its directors, officers, agents and representatives and each person, if any, who controls Bancorp within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission in information furnished in writing to Bancorp by such Purchaser or any such underwriter expressly for use therein.

               (iii) If for any reason the indemnification set forth above is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

          (g) Purchasers, upon receipt of notice from Bancorp, upon the occurrence of an event which requires a post-effective amendment to the registration statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Shares until they have received copies of a supplemented or amended prospectus from Bancorp, which Bancorp shall provide as soon as practicable after such notice.

          (h) Each of such Purchaser shall provide Bancorp in writing such information with respect to such Purchaser and the proposed distribution of Shares as shall be reasonably necessary in order to assure compliance with applicable federal and state securities laws.

     6. FURTHER ASSURANCES. The Seller and the Purchasers hereby agree to take any and all actions and to execute and deliver at any time and from time to time such other documents and instruments as may reasonably be required to effectuate the transactions contemplated hereby.

     7.   MISCELLANEOUS.

          (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida.

          (b) In construing this Agreement, the singular shall be held to include the plural, the plural shall include the singular, the use of any gender shall include every other and all genders, and captions and paragraph headings shall be disregarded. All of the parties to this Agreement have participated fully in the negotiation and preparation hereof and, accordingly, this Agreement shall not be more strictly construed against any one of the parties hereto.

          (c) The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

          (d) This Agreement and all provisions hereof, including the representations and warranties of the parties set forth in this Agreement, are binding upon and inure to the benefit of the parties hereto and are also being made for the benefit of successors and assigns of the parties hereto. Under no circumstances shall the rights, obligations or remedies of a particular Purchaser constitute a right, obligation or remedy applicable to any other
Purchaser.

          (e) The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

          (f) This Agreement may be executed in any number of counterparts and by the several parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          (g) This Agreement constitutes the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified in any way except by a written instrument executed by all of the parties.

          (h) Unless notice to the contrary is given to the Purchasers, the Seller or Bancorp, as the case may be, all notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when telecopied or by overnight receipted courier service to the addresses set forth below:

If to Seller:       Capital Bank
                    1221 Brickell Avenue
                    Miami, Florida  33131
                    Attn:  Daniel M. Holtz, Chairman of the Board,
                           Chief Executive Officer and President

If to Bancorp:      Capital Bancorp
                    1221 Brickell Avenue
                    Miami, Florida  33131
                    Attn:  Daniel M. Holtz, Chairman of the Board,
                           Chief Executive Officer and President

With a copy, in
either case, to:    Timothy E. Kish, Esq.
                    Executive Vice President
                    and General Counsel
                    Capital Bank
                    1221 Brickell Avenue
                    Miami, Florida  33131

If to any of
the Purchasers:     375 Park Avenue
                    New York, New York  10152
                    Attn:  Matthew F. Byrnes, President
                           Keefe Managers, Inc.

With a copy to:     Margery Neale, Esq.
                    Shereff, Friedman, Hoffman & Goodman, LLP
                    919 Third Avenue
                    New York, New York  10022-9998


          (i) The rights and obligations of any party under this Agreement may not be assigned or delegated without the express written consent of the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                              CAPITAL BANK ("Seller")


                              By:/s/Daniel M. Holtz
                                 Daniel M. Holtz, Chairman of the
                                 Board, Chief Executive Officer
                                 and President

                              CAPITAL BANCORP ("Bancorp")


                              By:/s/Daniel M. Holtz
                                 Daniel M. Holtz, Chairman of the
                                 Board, Chief Executive Officer
                                 and President

                              "Purchasers":

                              KEEFE PARTNERS L.P.

                              By:   Keefe Managers, Inc., a
                                    General Partner


                                 By:/s/Matthew F. Brynes


                              RAINBOW PARTNERS L.P.

                              By:   Rainbow Managers, LLC, a
                                    General Partner


                                 By:/s/Matthew F. Brynes


                              KEEFE OFFSHORE FUND LTD.

                              By:   Keefe Managers, Inc., as
                                    Investment Adviser


                                 By:/s/Matthew F. Brynes


                              GAM EQUITY (NO. 10) INC.

                              By:   Keefe Managers, Inc., as
                                    Investment Adviser


                                 By:/s/Matthew F. Brynes
































                          SCHEDULE 1.1






                                Number        Purchase
                               of Shares        Price


Keefe Partners L.P.             96,700       $1,716,425

Rainbow Partners L.P.              800          $14,200

Keefe Offshore Fund Ltd.        13,800         $244,950

GAM Equity (No. 10) Inc.         8,700         $154,425




































                           EXHIBIT 5.1






















































                                   November 13, 1995




Capital Bancorp
1221 Brickell Avenue
Miami, Florida 33131

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel to Capital Bancorp, a Florida corporation (the "Company"), in connection with the registration statement on Form S-3 (the Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, with respect to 120,000 shares (the "Shares") of the Company's common stock, par value $1.00 per share, which may be sold from time to time by the selling shareholders (the "Selling Shareholders") named therein. All of the Shares offered by the Selling Shareholders are issued and outstanding.

     In connection with the Registration Statement, we have examined, considered and relied upon the following documents (collectively, the "Documents"): the Registration Statement; the Stock Purchase Agreement, dated July 27, 1995, by and among the Company, Capital Bank, the wholly-owned subsidiary of the Company, and the Selling Shareholders; the Company's Articles of Incorporation, as amended, Amended and Restated Bylaws and corporate minute book; a certificate of good standing of the Company issued as of November 3, 1995, by the Secretary of State of the State of Florida; and such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

     In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to questions of fact material to the opinions expressed herein, we have relied upon the representations and warranties of the Company and the Selling Shareholders made in the Documents.

     Based solely upon and subject to the Documents, and subject to the qualifications set forth below, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

     Although we have acted as special counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there exist matters of a legal nature involving the Company in which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus contained in the Registration Statement.

                                   Very truly yours,

                                   GREENBERG, TRAURIG, HOFFMAN,
                                   LIPOFF, ROSEN & QUENTEL, P.A.


                                   By:/s/ Robert L. Grossman
                                          Robert L. Grossman


























                          EXHIBIT 23.2




















































INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Capital Bancorp on Form S-3 of our report dated February 24, 1995 appearing in the Annual Report on Form 10-K of Capital Bancorp for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.








Deloitte & Touche LLP
Certified Public Accountants
Miami, Florida



November 10, 1995